                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant | |
Check the appropriate box:
| | Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Section 240.14a-11(c) or Section 204.14a-12

                                 ADE CORPORATION
     ---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ---------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
| |     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        ------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

        ------------------------------------------------------------------------

| |  Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

        ------------------------------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
         3)  Filing Party:

        ------------------------------------------------------------------------
         4)  Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                August 20, 1998

Dear Fellow Stockholder:

    We cordially invite you to attend the 1998 Annual Meeting of Stockholders (the "Meeting") of ADE Corporation (the "Company") to be held on Thursday, September 17, 1998 at 11:00 a.m. at the Company's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts.

    At the Meeting, you are being asked to fix the size of the Board of Directors at seven, to elect seven directors to serve until the next Annual Meeting of Stockholders and to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe in detail the matters that will be presented at the Meeting.

    Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return the enclosed proxy card promptly in the prepaid envelope provided, whether or not you plan to attend the Meeting in person. This will ensure your proper representation at the Meeting.

    Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                                   [LOGO]

                                          Robert C. Abbe
                                          President and Chief Executive Officer

                                ADE CORPORATION
                                 80 WILSON WAY
                         WESTWOOD, MASSACHUSETTS 02090
                                 (617) 467-3500
                            ------------------------

                                     NOTICE
                                       OF
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 17, 1998

    Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Meeting") of ADE Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, September 17, 1998 at 11:00 a.m. at the Company's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts for the following purposes:

1. To fix the size of the Board of Directors at seven and to elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year.

3. To consider and act upon such other business as may properly come before the Meeting.

    Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Meeting.

    Only stockholders of record of the Company's Common Stock at the close of business on August 6, 1998 will be entitled to vote at the Meeting and any adjournments thereof.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /S/ WILLIARD G. MCGRAW
                                          --------------------------------------

                                          WILLARD G. MCGRAW, JR.
                                          CLERK

August 20, 1998

                                ADE CORPORATION

                                 80 WILSON WAY
                               WESTWOOD, MA 02090
                                 (617) 467-3500

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD SEPTEMBER 17, 1998

    This Proxy Statement and the enclosed proxy card are being furnished to stockholders of ADE Corporation ("ADE" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the 1998 Annual Meeting of Stockholders to be held on September 17, 1998 at 11:00 a.m. at the Company's Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof (the "Meeting").

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about August 20, 1998. The Annual Report to Stockholders for the fiscal year ended April 30, 1998 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

    Proxies may be solicited by directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

    When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Clerk of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

                               VOTING SECURITIES

    Holders of Common Stock of record on the books of the Company at the close of business on August 6, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 13,156,912 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

    The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business. A plurality of the votes cast in person or by proxy is required for election of directors. The affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is required for all other matters. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with any voting matter.

                                   PROPOSAL 1

                                 SIZE OF BOARD;
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

    The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the stockholders. The Board has proposed that the stockholders fix the number of directors to constitute the full Board for the ensuing year at seven, all of whom have been nominated to be elected at the Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    Robert C. Abbe, Harris Clay, Landon T. Clay, H. Kimball Faulkner, Francis B. Lothrop, Jr., and Kendall Wright, all of whom are currently serving as directors, and Chris L. Koliopoulos, who has not previously served on the Board, have been nominated for election to the Board at the Meeting. Shares represented by proxies will be voted for the election as directors of those nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

    Set forth below is information with respect to each nominee for election to the Board of Directors at the Meeting.

    ROBERT C. ABBE, age 60, founded the Company in 1967. Since that time, he has served as President and Chief Executive Officer and as a director of the Company. Mr. Abbe received an AB in Physics from Harvard College.

    HARRIS CLAY, age 71, has been a director of the Company since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College.

    LANDON T. CLAY, age 72, has been a director of the Company since 1970 and Chairman of the Board since 1979. From 1971 until 1997, he served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay is also a director of Dakota Mining Corp. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

    H. KIMBALL FAULKNER, age 67, has been a director of the Company since 1970, and has been a self-employed small business consultant during the past five years. Mr. Faulkner received an AB from Harvard College and MBA from the University of Virginia.

    CHRIS L. KOLIOPOULOS, age 45, is President and a founder of Phase Shift Technology, Inc. ("Phase Shift"), which became a wholly-owned subsidiary of the Company on June 11, 1998. Dr. Koliopoulos received a BS from the University of Rochester and an MS and PhD from the University of Arizona, where he is currently an Adjunct Professor of Optical Sciences.

    FRANCIS B. LOTHROP, JR., age 70, has been a director of the Company since 1972. From 1985 until 1998, he served as Chairman of Tech-Ceram Corporation, a manufacturer of electronic ceramic packaging. Mr. Lothrop received an AB from Harvard College and MBA from Northeastern University.

    KENDALL WRIGHT, age 72, has been a director of the Company since 1983 and has been a business, marketing and operations management consultant during the past six years. Mr. Wright received a BS from the Massachusetts Institute of Technology.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended April 30, 1998, the Board held ten meetings. Each of the directors attended all of the Board meetings, except that Mr. Faulkner did not attend the June 24, 1997 meeting and Mr. Lothrop did not attend the November 18 and November 24, 1997 meetings.

    The Audit Committee, composed of Harris Clay and Messrs. Lothrop and Faulkner, meets periodically with the Company's independent auditors to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee held two meetings during fiscal 1998.

    The Compensation Committee, composed of Landon T. Clay and Messrs. Lothrop and Wright, administers the Company's stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company. The Compensation Committee held six meetings during fiscal 1998.

    The Nominating Committee, composed of Mr. Abbe, Harris Clay and Landon T. Clay, recommends the criteria for the composition of the Board and size of the Board and seeks out and recommends nominees for directors to be submitted to a vote of stockholders. The Nominating Committee met once in fiscal 1998. The Nominating Committee will consider nominees recommended in writing by stockholders if certain information is provided regarding the nominees. Recommendations by stockholders should be submitted to the Nominating Committee, in care of the President of the Company.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN AND ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of August 6, 1998, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                                             SHARES
                                                                                           BENEFICIALLY  PERCENTAGE
NAME                                                                                        OWNED(1)      OF TOTAL
-----------------------------------------------------------------------------------------  -----------  -------------
Landon T. Clay(2)........................................................................   1,590,618          12.1%
Chris L. Koliopoulos.....................................................................   1,334,000          10.1%
Private Capital Management, Inc.(3)......................................................   1,265,800           9.6%
Harris Clay..............................................................................     880,759           6.7%
David Basila.............................................................................     666,000           5.1%
Robert C. Abbe(4)........................................................................     443,153           3.4%
H. Kimball Faulkner......................................................................      96,258         *
Francis B. Lothrop, Jr...................................................................      60,130         *
Mark D. Shooman(5).......................................................................      47,200         *
Noel S. Poduje(6)........................................................................      26,068         *
William H. Ohm(7)........................................................................      21,285         *
Kendall Wright...........................................................................      14,491         *
All directors and officers as a group (11 persons)(8)....................................   4,525,962          34.1%

------------------------

*   Less than one percent.

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.

(2) Includes 420,000 shares held in various trusts for the benefit of Mr. Clay's children, 6,500 shares held for the benefit of Mr. Clay in a pension plan and 5,560 shares held by Mr. Clay's children, as to which Mr. Clay disclaims beneficial ownership.

(3) Based on the most recent Schedule 13G filed by Private Capital Management, Inc., with the Securities and Exchange Commission on July 14, 1998. Includes 1,006,100 shares as to which Private Capital Management, Inc., and its President, Bruce S. Sherman, have shared dispositive power; 29,000 shares as to which Mr. Sherman has sole dispositive power; and 230,000 shares as to which Mr. Sherman and SPS Partners, L.P., an associate of Private Capital Management, Inc., have shared dispositive power.

(4) Includes 119,400 shares of Common Stock held by Dr. Elizabeth Baker, Mr. Abbe's wife, as to which Mr. Abbe disclaims beneficial ownership. Also includes 20,000 shares of Common Stock issuable upon exercise of stock options.

(5) Consists solely of shares of Common Stock issuable upon exercise of stock options.

(6) Includes 12,000 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 12,000 shares of Common Stock issuable upon exercise of stock options.

(8) Includes an aggregate of 103,200 shares of Common Stock issuable upon exercise of stock options.

    The address of all persons listed above is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended April 30, 1998, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation received for services rendered to the Company for the fiscal years ended April 30, 1998, 1997 and 1996 by the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose annual salary and bonus for the fiscal year ended April 30, 1998 exceeded $100,000 (collectively, the "Named Executives").

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             -------------
                                                                                               NUMBER OF
                                                                      ANNUAL COMPENSATION       SHARES
                                                                     ----------------------   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                                 YEAR       SALARY      BONUS     STOCK OPTIONS   COMPENSATION(1)
--------------------------------------------------------  ---------  ----------  ----------  -------------  -----------------
Robert C. Abbe..........................................  1998       $  225,000  $  102,591       --            $   4,000
  President and Chief Executive Officer                   1997       $  200,000  $  187,946       50,000        $   2,729
                                                          1996       $  175,000  $  175,000       --            $   3,089

Barry Glasgow(2)........................................  1998       $  113,750  $   95,000       25,000        $   3,117
  Vice President of Worldwide Sales and Customer Service  1997           --          --           --               --
                                                          1996           --          --           --               --

E. Fred Schiele(3)......................................  1998       $  170,000  $   18,165       --            $   2,600
  Vice President and General Manager, Semiconductor       1997       $   90,412      --           40,000        $   1,433
  Operations                                              1996           --          --           --               --

Mark D. Shooman.........................................  1998       $  133,500  $   32,703       --            $   2,377
  Vice President and Chief Financial Officer              1997       $  123,386  $   30,704       --            $   2,250
                                                          1996       $  111,000  $    6,853       10,000        $   2,325

William Ohm.............................................  1998       $  110,000  $   42,590       --            $   2,875
  Vice President and General Manager of ADE               1997       $   87,291  $   81,282       10,000        $   2,687
  Technologies, Inc.                                      1996       $   85,833  $   66,370       --            $   2,050

------------------------

(1) Represents matching contributions made by the Company on behalf of the Named Executive to the Company's 401(k) Plan.

(2) Mr. Glasgow joined the Company in June 1997 and resigned from the Company in June 1998.

(3) Mr. Schiele joined the Company in November 1996 and resigned from the Company in April 1998.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table provides certain information with respect to options granted to each of the Named Executives during the fiscal year ended April 30, 1998 under the Company's stock option plans.

                                                                                                       POTENTIAL REALIZABLE
                                                                  INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                                 ----------------------------------------------------    ANNUAL RATES OF
                                                  NUMBER OF     PERCENT OF                                 STOCK PRICE
                                                 SECURITIES        TOTAL                                 APPRECIATION FOR
                                                 UNDERLYING   OPTIONS GRANTED                             OPTION TERM(2)
                                                   OPTIONS    TO EMPLOYEES IN  EXERCISE   EXPIRATION   --------------------
NAME                                             GRANTED(1)     FISCAL YEAR      PRICE       DATE         5%         10%
-----------------------------------------------  -----------  ---------------  ---------  -----------  ---------  ---------
Robert C. Abbe.................................      --             --            --          --          --         --
Barry Glasgow..................................      25,000         --         $  27.875     6/23/07   $  44,688  $  80,000
William Ohm....................................      --             --            --          --          --         --
E. Fred Schiele................................      --             --            --          --          --         --
Mark D. Shooman................................      --             --            --          --          --         --

------------------------

(1) Options vest in equal annual increments over five years commencing on the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible appreciation in the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides certain information with respect to option exercises by the Named Executives during the fiscal year ended April 30, 1998 and the value of unexercised options held by the Named Executives at April 30, 1998.

                                                                                          VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                            OPTIONS AT FISCAL YEAR-            OPTIONS AT
                                                                      END                   FISCAL YEAR-END
                                 SHARES ACQUIRED   VALUE    ------------------------  ----------------------------
 NAME                              ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
 ------------------------------  ---------------  --------  -----------  -----------  -----------   --------------
 Robert C. Abbe................             0     $      0      10,000      40,000      $ 84,690       $338,760
 Barry Glasgow.................             0     $      0           0      25,000      $      0       $      0
 William H. Ohm................         9,800     $271,421      12,000      18,000      $135,228       $136,542
 E. Fred Schiele...............             0     $      0       8,000           0      $ 52,752       $      0
 Mark D. Shooman...............             0     $      0      47,200      17,600      $604,597       $177,304

DIRECTOR COMPENSATION

    The Company's non-employee directors are reimbursed for expenses and receive $500 for each Board meeting attended. Directors are given the option to receive shares of the Company's Common Stock in lieu of cash compensation.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering compensation policies for all executive officers of the Company, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Committee is composed of Landon T. Clay, Francis
B. Lothrop, Jr., and Kendall Wright, none of whom are officers or employees of the Company. Mr. Wright performs services for the Company as an independent consultant. ADE's Chief Executive Officer, Robert C. Abbe, participates in discussions with the Committee regarding the compensation levels of executive officers other than himself.

    The Company provides its executive officers with a compensation package consisting of a base salary, annual incentive compensation in the form of a cash bonus and equity-based incentive compensation in the form of stock options. The overall objectives of the Company's compensation policies are (i) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and for the recruitment of executives, (ii) to relate a significant part of the executive's compensation to his or her and the Company's performance through cash bonuses based on the achievement of pre-established profitability and other operating targets and (iii) to align management's interests with those of the Company's stockholders through the use of stock options at percentage levels appropriate for executive positions within the Company.

    In setting compensation levels for fiscal 1998, the Committee conducted a review of data from a number of independent surveys. The Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies (the "Selected Peer Group Data").

BASE SALARIES

    Base salaries for fiscal 1998 for ADE's executive officers were set by the Committee based on the responsibilities of the position held and the experience and performance of the individual, and by reference to the information regarding competitive salaries gathered from a number of independent surveys. The Committee reviewed the salaries of each of the executive officers of the Company, compensation practices at similar companies in the industry, individual and Company performance and individual responsibility levels and adjusted individual salaries for fiscal 1998 based on these factors.

EXECUTIVE BONUSES

    All executive officers, including the Chief Executive Officer, as well as all other full-time, regular employees of the Company participate in the Company's bonus pool, the total amount of which is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. Bonuses paid in fiscal year 1998 reflected the Company's fiscal year 1997 performance. Allocations under the bonus pool were based on the subjective judgment of the Committee of the relative contributions to the Company's performance in fiscal year 1997 of various participating employee classes. It was the Company's judgment that no bonuses will be paid in fiscal year 1999 because the threshold targeted rate of return on invested capital was not reached in fiscal year 1998.

STOCK OPTIONS

    The Committee also is responsible for administration of the Company's stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Committee's subjective evaluation of each executive officer's performance and contribution to the Company, the executive officer's position and responsibilities and the executive officer's attitude and role as a leader. The Committee also considers, but does not weigh as heavily, each executive officer's potential for greater contribution to ADE in the future and length of service with the Company. Finally the Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years. The Committee granted stock options to one executive officer during fiscal 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Abbe's 1998 base salary of $225,000 represented an increase of approximately 12.5% over his 1997 salary. The Committee based the increase in the Chief Executive Officer's salary on compensation practices for chief executive officers in the industry as indicated by the survey data, the leadership demonstrated by Mr. Abbe in developing and implementing the Company's strategic vision and direction, and the resulting strong financial performance of the Company. Mr. Abbe also received a cash bonus in fiscal 1998 of $102,591 as his share of the Company's fiscal 1997 bonus pool.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to the company's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation is not included in the $1 million limit. The Committee believes that the Company's 1992, 1995 and 1998 Stock Option Plans qualify as performance based compensation plans.

                                          Submitted by the Compensation
                                          Committee

                                          Landon T. Clay, Chairman
                                          Francis B. Lothrop, Jr.
                                          Kendall Wright

                         TOTAL RETURN TO SHAREHOLDER'S
                         (DIVIDENDS REINVESTED MONTHLY)

                                                    ANNUAL RETURN
                                                     PERCENTAGE
                                                    YEARS ENDING
                                               -----------------------
COMPANY/INDEX                                  APR 96  APR 97   APR 98
---------------------------------------------  ------  ------   ------
ADE CORP/MA..................................    14.29 17.19    -4.67
S&P SMALL CAP 600 INDEX......................    15.19  3.76    46.76
EQUIPMENT (SEMICONDUCTOR)-SMALL..............   -26.40 22.33    26.51

                                                   INDEXED RETURNS
                                                    YEARS ENDING
                                          ---------------------------------
                                            BASE
                                           PERIOD
COMPANY/INDEX                             10/16/95    4/96    4/97    4/98
----------------------------------------  --------   ------  ------  ------
ADE CORPORATION.........................    100      114.29  133.93  127.68
S&P SMALL CAP 600 INDEX.................    100      115.19  119.52  175.40
EQUIPMENT (SEMICONDUCTOR)-SMALL.........    100       73.60   90.04  113.91

    The Company believes that the S&P SmallCap 600 Index and the Equipment (Semiconductor)-SmallCap Index more closely reflect the stock performance of companies with comparable market capitalization and in similar industries, respectively, of the Company than do the Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Index.

                                   PROPOSAL 2
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1973. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the Company's 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than April 23, 1999. Proposals should be sent to the attention of the Clerk at the Company's offices at 80 Wilson Way, Westwood, MA 02090.

    Stockholder nominations for election to the Board at the 1999 Annual Meeting of Stockholders may be submitted to the Company and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                            By order of the Board of Directors

                                            /S/ WILLIARD G. MCGRAW
                                            ------------------------------------

                                            WILLARD G. MCGRAW, JR.
                                            CLERK

                   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                     ADE CORPORATION


                                ------------------------
                           1998 ANNUAL MEETING OF STOCKHOLDERS

                                    SEPTEMBER 17, 1998


  The undersigned hereby appoints Landon T. Clay and Robert C. Abbe as proxies to represent the undersigned, with full power of substitution, at the 1998 Annual Meeting of Stockholders of ADE Corporation, to be held on September 17, 1998 at 11:00 A.M., local time, at ADE Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

------------------------------------------------------------------------------


/X/   Please mark your
      votes as in the
      example.

             FOR seven-person
             Board and for all     WITHHOLD AUTHORITY
                nominees              to vote for
              listed at right    seven-person Board and
             (except as marked           for all
              to the contrary       nominees listed at
                    below)                 right                                                               FOR  AGAINST  ABSTAIN
1. Election        / /                   / /        Nominees:  Robert C. Abbe       2. Proposal to ratify      / /    / /      / /
   of                                                          Harris Clay             and approve
   Directors;                                                  Landon T. Clay          PricewaterhouseCoopers
   Size of                                                     H. Kimball Faulkner     LLP as the Company's
   Board.                                                      Chris L. Koliopoulos    independent accountants
                                                               Francis B. Lothrop, Jr. for the fiscal year
                                                               Kendall Wright          ending April 30, 1999.




   For, except vote withheld for the following nominee(s):
---------------------------------------------------------


                                                                                        In their discretion, the Proxies are
                                                                                        authorized to vote upon such other business
                                                                                        as may properly come before the meeting.

                                                                                        THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE
                                                                                        VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                        UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE
                                                                                        SPECIFIED, THE SHARES WILL BE VOTED "FOR"
                                                                                        EACH PROPOSAL.

                                                                                        PLEASE DATE, SIGN AND RETURN THIS PROXY.


Signature of Stockholder(s):______________________________________________________     Dated: _____________________________________

NOTE: Signatures should agree with the name on the stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.